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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
December 16, 2003

C-CHIP TECHNOLOGIES CORPORATION
formerly Keystone Mines Limited
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33199 (Commission File No.)	88-0467848 (IRS Employer ID)

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
(Address of principal executive offices and Zip Code)

(514) 337-2447
(Registrant's telephone number, including area code)

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release

ITEM 9. REGULATION FD DISCLOSURE

The Company has raised an additional $260,000 in equity financing to bring the total in the current round of financing to approximately $1.65 million. The Company's equity financing consisted of Units priced at $0.55 per Unit. Each Unit consisted of one common share and one warrant to purchase an additional common share at a price of $1.00 for a period of two years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of December, 2003.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis Stephane Solis, President and Principal Executive Officer